Exhibit (h)(2)

FORM OF PARTICIPANT AGREEMENT

PowerShares India Exchange-Traded Fund Trust

This Participant Agreement (this “Agreement”) is entered into between Invesco Distributors, Inc. (the “Distributor”) and                                  (the “Participant”), and is subject to acceptance by PowerShares India Exchange-Traded Fund Trust (the “Trust”) and Brown Brothers Harriman & Co. (the “Transfer Agent”). The Transfer Agent serves as the transfer agent of the Trust and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares (“Shares”) of the series of the Trust (each a “Fund”). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-1A, Shares may be created or redeemed only in aggregations as identified in the Prospectus for each Fund, referred to therein and herein as a “Creation Unit.” Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of the NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the “Trust’s Clearing Process,” (ii) through the facilities of the Depository Trust Company (“DTC”) and (iii) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Fed Book Entry System”). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust’s Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust’s Prospectus, a “Participating Party”); and (ii) with respect to orders for the creation or redemption of Creation Units by means of the Fed Book Entry System or DTC, it is eligible to utilize the Fed Book Entry System and/or DTC and it is a DTC Participant (as defined in the Trust’s Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units through the Trust’s Clearing Process, the Fed Book Entry System and/or DTC or Euroclear, subject to the procedures for creation and redemption referred to in Sections 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change. Transfers of securities settling through Euroclear or other foreign depositories may require Participant access to such facilities.

The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified, registered and/or licensed to act as a broker or dealer, or is otherwise exempt, as required according to all applicable laws of the state(s) in which the Participant conducts its activities as defined hereunder. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Participant agrees to conform to the rules of FINRA (if it is a member of FINRA) and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Shares.

2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, and the Distributor agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

3. RELEVANT CASH AMOUNTS.

Creation Units of the Fund will be sold for and redeemed in cash only (U.S. dollars). With regard to the purchase of Creation Units, the amount of cash to be delivered to the Fund is calculated based on the net asset value per share multiplied by the number of Shares representing a Creation Unit next calculated following the receipt of the order (“Deposit Cash”), plus a calculated transaction fee, as discussed below (collectively, the “Cash Payment”). With regard to redemptions of each Creation Unit, the amount of cash that is delivered to the Participant is calculated based on the net asset value per share multiplied by the number of Shares representing a Creation Unit next calculated following the receipt of the order, less a calculated transaction fee, as discussed below (“Net Redemption Amount”).

4. CREATION AND REDEMPTION PROCESS. Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption until it has received confirmation of receipt of the Authorized Participant’s Cash Payment with regard to creations or Creation Units and transaction fee with regard to redemptions.

5. ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.

(a) In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(b) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, and (ii) to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names, addresses and other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 5, or as may otherwise be required by applicable law.

(c) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(d) The Participant further represents that its Anti-Money Laundering Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Sec. 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the Act and (viii) allows for appropriate regulators to examine its AML books and records.

(e) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Distributor, as attorney and proxy for the Participant under this Section 5(e), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys.

6. PARTICIPANT REPRESENTATIONS.

(a) The Participant represents, warrants and agrees that it will not make any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.

(b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or the SEC, as applicable, by the Participant, and shall comply with all applicable rules and regulations of FINRA and the SEC.

(c) The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through a Participant and on an in-kind basis, as applicable, as described in the Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

(d) Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination; provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for the purpose of marketing shares and comply with all applicable rules and regulations of FINRA or the SEC, or (ii) for internal use by the Participant and other materials that include information, opinions or recommendations relating to Shares.

(e) To the extent that a Participant is a registered broker-dealer subject to the provisions of Rule 15c6-1 under the Securities Exchange Act of 1934, Participant represents that it will obtain written agreement from its customers to the settlement of redemptions transactions on the fourth business day following the date on which the order is placed.

7. FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay, the Transaction Fee prescribed in the Prospectus applicable to creations or redemptions or, when applicable, the Transaction Fee and such additional amounts as may be prescribed pursuant to the Prospectus. The Transaction Fee and such additional amounts may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus.

8. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized officer, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

9. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares of any Fund to be redeemed, and the entire proceeds of a redemption and (b) such Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust.

10. INDEMNIFICATION. This Section 10 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, its respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant, except that the Participant shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Participant’s adherence to instructions given or representations made by the Distributor or any Distributor Indemnified Party, as applicable; (iv) any breach by the Participant of any representation provided in this Agreement or provided pursuant to Attachment A attached hereto; or (v) actions of such Distributor Indemnified Party in reliance upon any instructions issued and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Distributor Indemnified Party arising out of Distributor Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Distributor Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iii) above, Distributor Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, or (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor, in connection with the Participant’s acting in its capacity as an authorized participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Participant Indemnified Party arising out of Participant Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Participant Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iv) above, Participant Indemnified Party’s failure to promptly acknowledge Distributor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(c) No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Distributor Indemnified Party or Participant Indemnified Party, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the Distributor Indemnified Party or Participant Indemnified Party.

11. ACKNOWLEDGEMENT. The Participant acknowledges receipt of the Prospectus and represents it has reviewed such document and understands the terms thereof.

12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified U.S. first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661. All notices to the Trust shall be given or sent as follows: PowerShares India Exchange-Traded Fund Trust, in care of Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during, or as part of, the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, the Distributor and the Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

13. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days’ prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time upon ten (10) days’ prior written notice (unless such notice is otherwise waived) by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received when actually received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

14. PROSPECTUS. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing prospectuses and, where applicable, any printed supplemental information, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. The Distributor will make such revised, supplemented or amended prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 17 when the Participant has received such revised, supplemented or amended prospectus by email at [                    @                     . com], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

15. NO PROMOTION. Each of the Trust and the Distributor agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising, publicity, or otherwise the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or Distributor has been approved or endorsed by the Participant. Furthermore, the Distributor and the Participant agree that they will not, without the prior written consent of the other party in each such instance, disclose the terms of this Agreement, except for use in accordance with this Agreement or to the parties’ respective officers, directors, employees, agents and representatives for use in accordance with this Agreement or as required by any applicable law or regulatory body. This provision shall survive termination or expiration of this Agreement.

16. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of Illinois having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

18. ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

19. SEVERANCE. If any provision of this Agreement is held by any court pursuant to any Act, Regulation, Rule or decision or by any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and all parties shall remain responsible for all actions or omissions not relating to such provision and the invalidity, illegality or unenforceability of such provisions shall not affect the validity, legality or enforceability of the other provisions of this Agreement, so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the parties to this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement the effective date of which shall be date of the last dated signature below (the “Effective Date”).

INVESCO DISTRIBUTORS, INC.

BY:

NAME:

TITLE:

Address:	11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Telephone:
Facsimile:

DATE:

With a copy to:
Invesco Distributors, Inc.
Attn: General Counsel
11 Greenway Plaza
Suite 100
Houston, Texas 77046-1173

[PARTICIPANT]
a corporation

BY:

NAME:

TITLE:

Address:

Telephone:
Facsimile:

DATE:

Accepted by:

BROWN BROTHERS HARRIMAN & CO.
AS TRANSFER AGENT

BY:

NAME:

TITLE:

Address:

Telephone:
Facsimile:

DATE:

POWERSHARES INDIA EXCHANGE-TRADED FUND TRUST

BY:

NAME:

TITLE:

Address:	3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Telephone:	630.933.9600
Facsimile:	630.933.9699

DATE:

ATTACHMENT A

This document is an attachment to the Participant Agreement with respect to the procedures to be used by (i) the Distributor and the Transfer Agent in processing an order for the creation of Trust Shares and (ii) the Distributor and the Transfer Agent in processing a request for the redemption of Shares, and (iii) the Participant and the Transfer Agent in delivering or arranging for the delivery of requisite Cash Payment or Shares and transaction fee, as the case may be, in connection with the submission of orders for creation or requests for redemption.

The Participant is first required to have signed the Trust Participant Agreement. Upon acceptance of the Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place an order with respect to Trust Shares.

I.	TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF SHARES

1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at 800-949-4246 ext. 5209 not later than the closing time of the regular trading session on The New York Stock Exchange (the “NYSE Closing Time”) (ordinarily 4:00 p.m. New York time) to receive a Submission Number. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Trust Shares are required to be in writing and accompanied by the designated “Submission Number”. Incoming telephone calls are handled in the sequence received. The Participant must receive a Submission Number prior to NYSE Closing Time for its order to be processed that Business Day INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the “Submission”, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will use commercially reasonable efforts to contact the Participant to request immediate transmission of the Submission.

(a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, the Submission will be deemed invalid.

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(b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be received in proper form (as described in the Prospectus) by the Distributor on the Business Day following such Transmittal Date in accordance with the procedures set forth below or in the Fund’s Prospectus as the case may be.

4. Await Receipt of Confirmation.

(a) Creation Orders. The Distributor shall issue to the DTC Participant an acknowledgment of receipt of an order to create Trust Shares in Creation Unit size aggregations within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Distributor, it should contact the Distributor at the business numbers indicated.

(b) Requests for Redemption. The Distributor shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Trust Shares in Creation Unit size aggregations within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Distributor, it should contact the Distributor directly at the business number indicated.

II.	PARTICIPANTS’ RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE DEPOSIT CASH OR TRUST SHARES IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1. Creation / Redemption Orders.

(a)	Creation Orders: A Creation Unit of Shares will not be issued until the payment of the Deposit Cash and the applicable Transaction Fee have been completed. The Participant must transfer the Deposit Cash to the Transfer Agent through DTC or Fed Book Entry System on or before 2:00 p.m. Eastern time on the settlement date

(b)	Redemption Orders: The Participant must transfer the Creation Units to the Transfer Agent through DTC on or before 2:00 p.m. Eastern time on the settlement date. The Net Redemption Amount will be paid to the beneficial owners within four Business Days. Due to holidays in certain countries, payment may take longer than four Business Days after the day on which the Transfer Agent receives the participant’s redemption order in proper form.

2. Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust’s prospectus applicable to creations or redemptions or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust’s prospectus applicable to creations or redemptions. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Payment or Net Redemption Amount in connection with the creation or redemption order.

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III.	TRANSFER AGENT’S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES OR CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION.

1. Creation Orders. After the Distributor has received notification of a Submission from the Participant for a creation order for Trust Shares which has been received in proper form (as described in the Prospectus), the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares so as to be received by the creator no later than on the first (1st) Business Day following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Distributor.

2. Redemption Requests. After the Distributor has received a Submission for a redemption request for Trust Shares in proper form (as described in the Prospectus) such submission, the Transfer Agent shall initiate procedures to transfer the Net Redemption Amount through DTC so as to be received by the Beneficial Owner no later than on the fourth (4th) Business Day (or longer for certain foreign countries) following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Transfer Agent.

3. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will use commercially reasonable efforts to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 15 minutes after the NYSE Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 15 minutes after the NYSE Closing Time.

4. Suspension or Rejection of an Order. The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) acceptance of the Deposit Cash would, in the opinion of counsel, be unlawful; (iii) acceptance of the Deposit Cash would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (iv) in the event that circumstances outside the control of the Trust, the Transfer Agent, the Distributor and the Adviser make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The Transfer Agent shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.

- iii -

IV.	TELEPHONE AND FACSIMILE NUMBERS

TRUST TELEPHONE REPRESENTATIVE:	TELEPHONE:	800-949-4246 ext. 5209
	FACSIMILE:	713-890-3081

TRUSTEE:	TELEPHONE:
FACSIMILE:

PARTICIPANT:	TELEPHONE:
FACSIMILE:

IN WITNESS WHEREOF, the Participant acknowledges that they have read this Attached A and agree to comply with all such procedures. Failure to comply with these procedures will require the transaction to be cancelled.

Participant:

By:

Title:

Address:

Telephone:

Facsimile:

Telex:

Date:

BROWN BROTHERS HARRIMAN & CO.
AS TRANSFER AGENT

By:

Name:

Title:

Address:

- iv -

SUPPLEMENT TO PARTICIPANT AGREEMENT

The following Trade Date minus 1 (“T-1”) procedures relate only to Submissions for creation and redemption orders submitted between 4:00 p.m., New York time and 5:00 p.m., New York time (a “T-1 Purchase Order” with respect to creations and a “T-1 Redemption Order” with respect to redemptions). These procedures only apply to the series (the “Funds”) of the Trust that are listed on Appendix I hereto. Except as modified herein, all of the procedures set forth in Attachment A to the Participant Agreement for the Trust (the “Agreement”) apply to T-1 Purchase Orders and T-1 Redemption Orders.

The parties to the Agreement, in addition to the consideration of the premises and the agreements contained in the Agreement, agree as follows:

An Authorized Person for the Participant may call the Trust Telephone Representative at call 800-949-4246 x5209 at or after the Listing Exchange Closing Time (ordinarily 4:00 p.m., New York time) and before 5:00 p.m., New York time to receive a Submission Number (also referred to as an “Order Number”). Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or redemption, the Trust Telephone Representative will issue a unique Order Number. All T-1 Purchase Orders and T-1 Redemption Orders are required to be confirmed in writing via faxed Order Form to the fax number 713-890-3081, and accompanied by the designated Order Number. PLEASE NOTE: T-1 PURCHASE ORDER REQUESTS AND T-1 REDEMPTION ORDER REQUESTS ARE NOT COMPLETE UNTIL AN ORDER NUMBER IS ISSUED. ONCE AN ORDER NUMBER IS ISSUED, A T-1 PURCHASE ORDER OR A T-1 REDEMPTION ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE. Participants must contact the Distributor prior to submitting a T-1 Purchase Order or a T-1 Redemption Order in order to obtain approval to submit such an Order.

Unless the faxed Order Form confirming a T-1 Purchase Order or a T-1 Redemption Order is received by the Trust Telephone Representative within 15 minutes of contact with the Participant, the Submission will be deemed invalid. All Order Forms respecting a T-1 Purchase Order or a T-1 Redemption Order shall be deemed received by the Transfer Agent on the Business Day that the Order is placed, or T-1. All T-1 Purchase Orders and T-1 Redemption Orders will receive the net asset value of the Fund as determined on the Business Day following the date that such Order is deemed received.

Except as otherwise indicated, capitalized terms used herein have the meanings given to them in the Agreement.

[signatures to follow]

- v -

IN WITNESS WHEREOF, the undersigned causes this Supplement to the Participant Agreement to be executed as of this     day of             , 2013.

INVESCO DISTRIBUTORS, INC.

By:

Name:

Title:

Address:

BROWN BROTHERS HARRIMAN & CO.

By:

Name:

Title:

Address:

- vi -

[PARTICIPANT]

By:

Name:

Title:

Address:

- vii-

APPENDIX I TO T-1 SUPPLEMENT

PowerShares India Portfolio

- viii -

[On AP’s Firm Letterhead]

CERTIFICATE OF AUTHORIZED PERSONS

(of Authorized Participant)

The undersigned officer, who is not an Authorized Person, hereby certifies that (i) he/she is the duly elected and acting                                  (title) of [                                ] (the “Authorized Participant”), and (ii) that the following officers or employees (each an “Authorized Person”) of the Authorized Participant are duly authorized to deliver oral or written instructions to A Invesco Distributors, Inc. (“Distributor”) pursuant to the Participant Agreement by and between the Authorized Participant, the Custodian, the Distributor and PowerShares India Exchange-Traded Fund Trust, and that the signatures appearing opposite their names are true and correct:

The below shall be the Authorized Participant list of Authorized Persons:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This Certificate supersedes any prior certificate of Authorized Persons the Custodian may have on file. Any updates to the above list of Authorized Persons will be provided by the Authorized Participant as changes occur.

By:
Title:

Date: